                                                                 EXHIBIT 10.5(a)

                                 AMENDMENT NO. 3
                                     TO THE
                  TGI FRIDAY'S INC. DEFERRED COMPENSATION PLAN


         WHEREAS, TGI Friday's Inc. (the "Company") maintains the TGI Friday's Inc. Deferred Compensation Plan, effective as of January 1, 1995 (the "Plan"), for the benefit of a select group of management and key employees; and

         WHEREAS, the Company has previously adopted two amendments to the Plan; and

         WHEREAS, pursuant to Article XV of the Plan permitting the Company to amend the Plan from time to time, the Company desires to further amend the Plan in certain respects, as hereinafter provided;

         NOW THEREFORE; the Plan is hereby amended as follows, effective as of October 1, 1999, except as otherwise provided:

         1.       Section 2.01(n) is amended to provide as follows:

                  "(n)     ENTRY DATE:  the first day of each calendar month."

         2. Effective January 1, 2000, Section 2.01(q) is amended to provide as follows:

                  "(q) HOUR OF EMPLOYMENT: Each hour (i) for which an Employee is on an Authorized Leave of Absence or is directly or indirectly paid or entitled to payment by his Employer or any Affiliate for the performance of duties or for reasons other than the performance of duties, or (ii) for which back-pay (irrespective of mitigation of damages) has been either awarded or agreed to by the Employer or any Affiliate. Hours of Employment shall be determined from records maintained by each Employer or Affiliate; provided, however, that an Employer or any Affiliate may elect to determine Hours of Employment for any classification of Employees which is reasonable, nondiscriminatory and consistently applied, on the basis that Hours of Employment include forty-five
                           (45) Hours of Employment for each week or portion thereof during which an Employee is credited with one
                           (1) Hour of Employment.

                           Except to the extent otherwise permitted by the Committee in its sole discretion, Hours of Employment completed with an Affiliate or a Participating Employer prior to the date on which such Affiliate or Employer was included within a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company shall not be recognized under this Plan."

         3. Effective January 1, 2000, Sections 2.01(ee) and (ff) are amended to provide as follows:

                  "(ee)    SERVICE: A Participant's Service shall include both
                           (i) his period of employment with the Employers or any Affiliate determined in accordance with Section 3.02, and (ii) any period of whole Plan Years in which the Participant was employed by a Company franchisee, or held a franchise from the Company.

                  (ff) SEVERANCE FROM SERVICE: With respect to an Employee, the earlier of (i) the date on which he terminates his employment with the Employer, or (ii) the date of his Retirement, Disability or death; provided, however, that a Severance from Service shall not be deemed to occur upon a transfer between Employers or Affiliates."

         4. Effective January 1, 2000, the last paragraph of Section 3.01 is revised to provide as follows:

                  "A Participant who incurs a Severance from Service and who is subsequently re-employed by an Employer shall reenter the Plan as a Participant on the Entry Date next following such reemployment, but only if (i) he continues to qualify as a Key Employee and (ii) prior to such date he shall have again undertaken the actions specified in Section 3.03 hereof. In the event that a Participant shall cease to qualify as a Key Employee, his Participation shall thereupon cease but he shall continue to accrue Service hereunder during the period of his continued employment with the Employer or any Affiliate."

         5. For the 1999 Plan year, the Additional Matching Contribution provided pursuant to Section 4.01(c) shall be credited to those Key Employees who are employed on the last day of the Plan year, without regard to the number of Hours of Employment completed in such year. Effective January 1, 2000, Sections 4.01(b) and (c) are amended in their entirety to provide as follows:

         4.01

         "(b) MATCHING CONTRIBUTION. For each Year, each Employer shall credit a Matching Employer Contribution equal to fifty per cent (50%) of each Key Employee's Savings Contributions (but not to exceed a Savings Contribution equal to 6% of base salary reduced by the maximum permitted salary reduction for the Year under the FYI Plan).

         (c) ADDITIONAL MATCHING CONTRIBUTION. In addition, for each Year, each Employer may credit an additional Matching Employer Contribution equal to fifty per cent (50%) of Savings Contributions in excess of 6% of base salary, but not to exceed 10% of base salary (reduced by the maximum permitted salary reduction for the Year under the FYI Plan), to be credited only to those Key Employees who are employed on the last day of the Plan year."

         6. To correct a scrivener's error, and effective January 1, 1998,
Section 4.01 of the Plan shall be amended by inserting Section 4.01(d), to be and read as follows:

         "(d) LTIP DEFERRALS -- The LTIP provides that certain amount derived from conversion of a Participant's LTIP Units to a fixed dollar amount will be transferred to the Participant's Account under this Plan. Such amounts will be credited to an account for the Participant identified as Account B."

         7. For the 1999 Plan year, the Additional Matching Contribution provided pursuant to Section 5.01(b) shall be credited to those General Managers who are employed on the last day of the Plan year, without regard to the number of Hours of Employment completed in such year. Effective January 1, 2000,
Section 5.01(b) of the Plan is amended in its entirety to provide as follows:

         "(b) ADDITIONAL MATCHING CONTRIBUTION -- For each Year, each Employer shall credit a Matching Employer Contribution equal to fifty percent (50%) of each General Manager's Savings Contributions (but not to exceed a Savings Contribution equal to 6% of total bonuses). In addition, for each Year, each Employer may credit an additional Matching Employer Contribution equal to fifty per cent (50%) of General Manager's Savings Contributions in excess of 6% of total bonuses, but not to exceed 10% of total bonuses, to be credited only to those General Managers who are employed on the last day of the Plan year."

         8. Effective January 1, 2000, if a Participant has an Hour of Employment subsequent to January 1, 2000, the vesting table in Section 7.02 of the Plan is deleted, and the following vesting table is inserted in lieu thereof:

         Years of Service                       Vested Percentage              Forfeited Percentage

         Less than 1                                    0%                           100%
         1 but less than 2                              25%                           75%
         2 but less than 3                              50%                           50%
         3 but less than 4                              75%                           25%
         4 or more                                      100%                           0%

         9. Section 7.03 ELECTION OF IN-SERVICE PAYMENT OF BENEFITS, is deleted and the following substituted in lieu thereof:

                  "7.03    ELECTION OF IN-SERVICE PAYMENTS.

                  (a) EMPLOYER CONTRIBUTION ACCOUNT AND SAVINGS CONTRIBUTION ACCOUNT. Upon the initial enrollment of each Participant in the Plan, a one-time election shall be available to direct that all or a portion of the vested percentage of the Participant's Employer Contribution Account and/or Savings Contribution Account be paid in a lump sum on the date certain that is at least three (3) years after such enrollment, if it occurs earlier than the date otherwise determined for payment of benefits under Sections 7.01 and 7.02 hereof. Such election shall be irrevocable. If a Participant elects in-service payment of his Employer Contribution Account and/or Savings Contribution Account, in order to continue to participate in the Plan subsequent to the date of payment, such Participant shall be required to complete a new salary and/or bonus reduction agreement in accordance with the provisions of Sections 3.03, 4.02 and 5.02 of the Plan, as applicable. Except as provided herein and in Sections 7.03(b), 10.01, 10.02 and 10.03, no election for in-service payment of benefits shall be available.

                  (b) ACCOUNT B. Upon the initial crediting of amounts to a Participant's Account B, representing LTIP Units transferred to the Plan, a Participant may make an election to receive a distribution of all or a portion of the Participant's Account B on a date (or dates) certain that is at least three (3) years after such initial crediting, if it occurs earlier than the date otherwise determined for payment of benefits from Account B under Section 11.01 hereof. Except as set forth in Section 10.03, such election shall be irrevocable. After the initial crediting of amounts to a Participant's Account B, no election for in-service payment of Account B shall be available except as set forth in Sections 10.01 and 10.03."

         10. Effective January 1, 2000, Section 7.04(b) is amended to provide as follows:

                  "(b) FORFEITURES. Upon a Participant's or former Participant's Severance from Service for any reason other than Retirement, death, or Disability, he shall immediately forfeit that portion of his Account to which he is not entitled under Section 7.02."

         11. The first sentence of Section 7.05 is deleted, and the following is inserted in lieu thereof:

                  "For purposes of Sections 7.01 and 7.02, the amount credited to the Accounts of a Participant on the books of the Company shall be determined by the Committee as of the Valuation Date immediately preceding the day on which benefit payment is made."

         12. Section 10.03, VOLUNTARY WITHDRAWALS, is deleted and the following
Section 10.03 is inserted in lieu thereof to provide as follows:

                  "10.03 IRREVOCABLE PAYMENT ELECTIONS. A Participant may at any time make an irrevocable election, effective as of the next Entry Date, to have all or a portion of the vested percentage of the balance in his Employer Contribution Account, Savings Contribution Account and/or Account B, paid to him on a fixed date (or dates) specified in such election, each of which is at least three (3) years following such Entry Date (unless his termination of employment should occur in the interim, in which case his vested Account would be paid in accordance with the provisions of Section 11.02). The amount of the payment pursuant to the irrevocable election shall be determined based upon the Valuation Date immediately preceding the date specified.

                  Participants who, upon their initial enrollment in the Plan, made an election to receive a lump sum distribution of the entire vested percentage of their Accounts on a date certain, which date is on or after January 1, 2000, shall be permitted to rescind such elections no later than October 31, 1999, by delivery of an irrevocable notice of rescission in writing to the Plan Committee. Absent a rescission of such election, the provisions of the Plan in force at the time of their enrollment elections shall continue to apply with respect to their date certain elections."

         13. The first sentence of Section 11.02, FORM OF BENEFIT, is deleted, and the following sentence is inserted in lieu thereof:

                  "11.02 FORM OF BENEFIT. Except for (i) date certain in-service payment elections under Section 7.03, (ii) hardship withdrawals under
         Section 10.01, or (iii) irrevocable payment elections under Section 10.03, the form of payment shall be determined based upon the amount credited to the Participant's or former Participant's Accounts as of the close of business on the last business day preceding the day on which the benefit payment commences as set forth below."

         IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to the TGI Friday's Inc. Deferred Compensation Plan to be executed as of October 1, 1999, by its duly authorized officer.

                                       TGI FRIDAY'S INC.



                                       By:    /s/ Leslie Sharman
                                          -------------------------------------
                                       Name:      Leslie Sharman
                                            -----------------------------------
                                       Title:   Vice President - General Counsel
                                             ----------------------------------



ATTEST:


   /s/  Jean N. Jacquemetton
--------------------------------